Exhibit 99.1

Alarm.com Reports Third Quarter 2020 Results

-- Third quarter SaaS and license revenue increased 17.9% year-over-year to $100.1 million --
-- Third quarter total revenue increased 24.2% year-over-year to $158.9 million --
-- Third quarter GAAP net income attributable to common stockholders of $36.1 million, compared to $17.7 million for the third quarter of 2019 --
-- Third quarter non-GAAP adjusted EBITDA increased 31.1% year-over-year to $34.5 million, compared to $26.3 million for the third quarter of 2019 --

TYSONS, VA., November 5, 2020 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2020. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2020 and increased its guidance for the full year of 2020.

“We are pleased to report strong results this quarter,” said Steve Trundle, President and CEO of Alarm.com. “Our more than 9,000 service provider partners have been able to operate very effectively around the challenges posed by the pandemic and have been successfully activating new subscribers with an increasing range of connected property services. Our team also delivered innovative new products that will enhance our service providers’ competitive position. While there continue to be challenges, we feel we are well positioned to manage through the uncertainty caused by the pandemic.”

Third Quarter 2020 Financial Results as Compared to Third Quarter 2019

•SaaS and license revenue increased 17.9% to $100.1 million, compared to $84.9 million.
•Total revenue increased 24.2% to $158.9 million, compared to $127.9 million.
•GAAP net income attributable to common stockholders was $36.1 million, or $0.71 per diluted share, compared to $17.7 million, or $0.35 per diluted share.
•Non-GAAP adjusted EBITDA increased to $34.5 million, compared to $26.3 million.
•Non-GAAP adjusted net income attributable to common stockholders increased to $24.8 million, or $0.49 per diluted share, compared to $18.6 million or $0.37 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $247.2 million as of September 30, 2020, compared to $119.6 million as of December 31, 2019.
•For the quarter ended September 30, 2020, cash flows from operations was $18.6 million and free cash flow was $15.1 million, compared to cash flows from operations of $1.0 million and negative free cash flow of $4.0 million for the quarter ended September 30, 2019.

Recent Business Highlights

•Launched Flex I/O: Flex I/O is a versatile, completely wireless device that extends security and awareness across a property and to assets in any location. The battery-powered device leverages LTE CAT-M capabilities to create new security applications that existing hub-connected sensors cannot address. It’s easily installed on a backyard gate, detached garage, remote storage unit, or tethered to other assets like a boat, tractor or lawn mower. The Flex I/O sensor seamlessly integrates with Alarm.com powered systems, acting as just another sensor in the system even though it may be physically located many miles away, and it triggers notifications to subscribers as well as video recordings when activity is detected, or an asset is moved.

•EnergyHub Expands Customer Base: In an expanded partnership, National Grid will now manage commercial and industrial demand response programs through EnergyHub’s Mercury DERMS platform. With a single platform, NationalGrid can manage an expanding ecosystem of energy resources for both commercial and industrial and residential assets that includes in-home batteries and electric vehicles.

EnergyHub also announced a new partnership with the Los Angeles Department of Water and Power, or LADWP, the largest municipal utility in the country, to manage their thermostat-based demand response program. The EnergyHub platform will allow LADWP to flexibly manage peak demand and contribute to addressing regional distribution constraints and climate goals.

•Launched Smart Water Valve + Meter to Security Channel Service Providers: Smart Water Valve + Meter is part of a comprehensive water management solution that monitors usage and responds to a range of sensors to quickly protect properties from damage caused by water leaks and floods. The innovative new device enables an additional service plan. Developed by Building36 for its plumbing and HVAC service provider partners, Smart Water Valve + Meter is now also available for Alarm.com’s service providers.

•Award Winning Technology: Alarm.com’s Smart Gateway won the IoT Evolution Product of the Year. Smart Gateway is a cloud-managed access point that provides a dedicated Wi-Fi network for Alarm.com video cameras, and is designed to significantly reduce support intensity for service providers.

Highlights, an animated summary of important activity in a subscribers’ home, won an ESX Innovation Award in the category of consumer mobile apps. Highlights complements Alarm.com’s video analytics service and enhances the overall user experience while increasing routine engagement with the Alarm.com mobile app.

Wellcam™, the first smart home video solution designed to connect families and empower healthy, independent living, won New Product of the Year from Security Today. Wellcam helps families, medical professionals and others monitor the activity and well-being of loved ones or patients in both at-home or healthcare settings.

Financial Outlook

At this time, the general economic situation remains fluid and it remains challenging to predict the full scope and duration of the impacts of the COVID-19 pandemic. Alarm.com is providing guidance for the fourth quarter of 2020 and increasing its guidance for the full year of 2020 based upon what it currently sees in its markets.

For the fourth quarter of 2020:

•SaaS and license revenue is expected to be in the range of $101.2 million to $101.4 million.

For the full year of 2020:

•SaaS and license revenue is expected to be in the range of $389.0 million to $389.2 million.
•Total revenue is expected to be in the range of $594.0 million to $604.2 million, which includes anticipated hardware and other revenue in the range of $205.0 million to $215.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $113.0 million to $115.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $80.0 million to $81.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 51.0 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.57 to $1.60 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its third quarter 2020 financial results and its outlook for the fourth quarter and full year of 2020. A live audio webcast is scheduled to begin at 4:30 p.m. ET on November 5, 2020. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through November 13, 2020 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 6882929. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related (benefit) / expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Secondary offering expense: We exclude secondary offering expense because we do not consider costs associated with the secondary offering to be indicative of our core operating performance and we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results and improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related (benefit) / expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related (benefit) / expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related (benefit) / expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense.

Interest income and other income, net: We exclude interest income and other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s positioning, the benefits of recently launched offerings, and the Company’s guidance for the fourth quarter and full year of 2020 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2020 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended September 30, 2020. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
SaaS and license revenue	$100,126	$84,924	$287,780	$247,313
Hardware and other revenue	58,725	42,956	164,647	114,562
Total revenue	158,851	127,880	452,427	361,875
Cost of revenue:
Cost of SaaS and license revenue	14,344	12,438	39,673	37,428
Cost of hardware and other revenue	46,839	35,085	128,495	93,601
Total cost of revenue	61,183	47,523	168,168	131,029
Operating expenses:
Sales and marketing	18,410	14,533	52,405	43,392
General and administrative	17,410	18,701	55,634	51,785
Research and development	36,914	29,461	113,280	84,375
Amortization and depreciation	6,878	5,467	20,023	15,833
Total operating expenses	79,612	68,162	241,342	195,385
Operating income	18,056	12,195	42,917	35,461
Interest expense	(556)	(715)	(2,069)	(2,322)
Interest income	118	2,703	734	4,317
Other income, net	24,753	6,380	24,910	6,468
Income before income taxes	42,371	20,563	66,492	43,924
Provision for income taxes	6,546	2,873	5,471	3,428
Net income	35,825	17,690	61,021	40,496
Net loss attributable to redeemable noncontrolling interest	259	—	865	—
Net income attributable to common stockholders	$36,084	$17,690	$61,886	$40,496

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.74	$0.36	$1.27	$0.84
Diluted	$0.71	$0.35	$1.22	$0.81
Weighted average common shares outstanding:
Basic	49,007,343	48,518,041	48,842,333	48,360,927
Diluted	50,979,679	50,152,807	50,673,752	50,238,409

Stock-based compensation expense included in operating expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sales and marketing	$734	$534	$2,263	$1,385
General and administrative	2,154	1,714	6,033	4,762
Research and development	4,560	2,787	12,605	8,574
Total stock-based compensation expense	$7,448	$5,035	$20,901	$14,721

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$247,176	$119,629
Accounts receivable, net of allowance for credit losses of $2,400 and $2,584, respectively, and net of allowance for product returns of $1,341 and $1,075, respectively	81,883	76,373
Inventory, net	40,199	34,168
Other current assets, net of allowance for credit losses of $30 and $16, respectively	17,854	13,504
Total current assets	387,112	243,674
Property and equipment, net	42,639	38,548
Intangible assets, net	91,384	103,438
Goodwill	105,662	104,963
Deferred tax assets	20,749	19,137
Operating lease right-of-use assets	33,899	30,523
Other assets, net of allowance for credit losses of $66 and $0, respectively	16,600	17,516
Total assets	$698,045	$557,799
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$50,029	$48,727
Accrued compensation	18,918	16,342
Deferred revenue	4,411	3,043
Operating lease liabilities	9,470	7,683
Total current liabilities	82,828	75,795
Deferred revenue	8,461	7,455
Long-term debt	111,000	63,000
Operating lease liabilities	38,605	37,199
Other liabilities	7,724	7,489
Total liabilities	248,618	190,938
Redeemable noncontrolling interest	10,711	11,210
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 49,256,397 and 48,700,963 shares issued; and 49,109,244 and 48,700,713 shares outstanding as of September 30, 2020 and December 31, 2019, respectively	493	487
Additional paid-in capital	392,765	365,627
Treasury stock, at cost; 147,153 and 0 shares as of September 30, 2020 and December 31, 2019, respectively	(5,149)	—
Retained earnings / (accumulated deficit)	50,607	(10,463)
Total stockholders’ equity	438,716	355,651
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$698,045	$557,799

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2020	2019
Net income	$61,021	$40,496
Adjustments to reconcile net income to net cash from operating activities:
Provision for / (recovery of) credit losses on accounts receivable	(237)	722
Reserve for product returns	1,491	(105)
Recovery of credit losses on notes receivable	(368)	(3,319)
Provision for excess and obsolete inventory	1,178	15
Amortization on patents and tooling	604	506
Amortization and depreciation	20,023	15,833
Amortization of debt issuance costs	81	81
Amortization of operating leases	6,562	5,570
Deferred income taxes	(1,480)	1,502
Change in fair value of contingent liability	(2,593)	—
Stock-based compensation	20,901	14,721
Gain on notes receivable	—	(6,931)
Acquired in-process research and development	3,297	850
Gain on sale of investment	(24,737)	—
Impairment of investment	—	605
Changes in operating assets and liabilities:
Accounts receivable	(7,131)	(16,004)
Inventory	(7,209)	1,997
Other current and non-current assets	(5,549)	(3,131)
Accounts payable, accrued expenses and other current liabilities	5,897	(22,457)
Deferred revenue	2,374	(1,153)
Operating lease liabilities	(7,427)	(6,139)
Other liabilities	(28)	188
Cash flows from operating activities	66,670	23,847
Cash flows from / (used in) investing activities:
Additions to property and equipment	(10,677)	(10,660)
Purchases of in-process research and development	(3,297)	(850)
Issuances or purchases of notes receivable	(600)	(26,074)
Receipt of payment on notes receivable	2,023	31,695
Proceeds from sale of investment	25,687	—
Purchases of patents and patent licenses	(900)	—
Cash flows from / (used in) investing activities	12,236	(5,889)
Cash flows from financing activities:
Proceeds from credit facility	50,000	—
Repayments of credit facility	(2,000)	(3,000)
Payments of deferred consideration for business acquisitions	(819)	—
Purchases of treasury stock	(5,149)	—
Issuances of common stock from equity-based plans	6,609	3,304
Cash flows from financing activities	48,641	304
Net increase in cash and cash equivalents	127,547	18,262
Cash and cash equivalents at beginning of the period	119,629	146,061
Cash and cash equivalents at end of the period	$247,176	$164,323

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net income	$35,825	$17,690	$61,021	$40,496
Adjustments:
Interest expense, interest income and other income, net	(24,315)	(8,368)	(23,575)	(8,463)
Provision for income taxes	6,546	2,873	5,471	3,428
Amortization and depreciation expense	6,878	5,467	20,023	15,833
Stock-based compensation expense	7,448	5,035	20,901	14,721
Secondary offering expense	—	—	543	—
Acquisition-related (benefit) / expense	(304)	1,590	2,044	1,590
Litigation expense	2,418	2,033	6,467	10,682
Total adjustments	(1,329)	8,630	31,874	37,791
Adjusted EBITDA	$34,496	$26,320	$92,895	$78,287

Adjusted net income:
Net income, as reported	$35,825	$17,690	$61,021	$40,496
Provision for income taxes	6,546	2,873	5,471	3,428
Income before income taxes	42,371	20,563	66,492	43,924
Adjustments:
Less: interest income and other income, net	(24,871)	(9,083)	(25,644)	(10,785)
Amortization expense	4,084	3,404	12,209	10,338
Stock-based compensation expense	7,448	5,035	20,901	14,721
Secondary offering expense	—	—	543	—
Acquisition-related (benefit) / expense	(304)	1,590	2,044	1,590
Litigation expense	2,418	2,033	6,467	10,682
Non-GAAP adjusted income before income taxes	31,146	23,542	83,012	70,470
Income taxes [1]	(6,541)	(4,944)	(17,433)	(14,799)
Non-GAAP adjusted net income	$24,605	$18,598	$65,579	$55,671

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2020 and 2019. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2020 and 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$36,084	$17,690	$61,886	$40,496
Provision for income taxes	6,546	2,873	5,471	3,428
Income attributable to common stockholders before income taxes	42,630	20,563	67,357	43,924
Adjustments:
Less: interest income and other income, net	(24,871)	(9,083)	(25,644)	(10,785)
Amortization expense	4,084	3,404	12,209	10,338
Stock-based compensation expense	7,448	5,035	20,901	14,721
Secondary offering expense	—	—	543	—
Acquisition-related (benefit) / expense	(304)	1,590	2,044	1,590
Litigation expense	2,418	2,033	6,467	10,682
Non-GAAP adjusted income attributable to common stockholders before income taxes	31,405	23,542	83,877	70,470
Income taxes [1]	(6,595)	(4,944)	(17,614)	(14,799)
Non-GAAP adjusted net income attributable to common stockholders	$24,810	$18,598	$66,263	$55,671

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.74	$0.36	$1.27	$0.84
Provision for income taxes	0.13	0.06	0.11	0.08
Income attributable to common stockholders before income taxes	0.87	0.42	1.38	0.92
Adjustments:
Less: interest income and other income, net	(0.51)	(0.18)	(0.52)	(0.22)
Amortization expense	0.09	0.07	0.25	0.21
Stock-based compensation expense	0.15	0.10	0.43	0.30
Secondary offering expense	—	—	0.01	—
Acquisition-related (benefit) / expense	(0.01)	0.03	0.04	0.03
Litigation expense	0.05	0.04	0.13	0.22
Non-GAAP adjusted income before income taxes	0.64	0.48	1.72	1.46
Income taxes [1]	(0.13)	(0.10)	(0.36)	(0.31)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.51	$0.38	$1.36	$1.15

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.49	$0.37	$1.31	$1.11

Weighted average common shares outstanding:
Basic, as reported	49,007,343	48,518,041	48,842,333	48,360,927
Diluted, as reported	50,979,679	50,152,807	50,673,752	50,238,409

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2020 and 2019. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2020 and 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Free cash flow:
Cash flows from operating activities	$18,622	$980	$66,670	$23,847
Additions to property and equipment	(3,561)	(4,952)	(10,677)	(10,660)
Non-GAAP free cash flow	$15,061	$(3,972)	$55,993	$13,187